THE BANK OF
NEW YORK
 NEW YORK'S FIRST BANK - FOUNDED
1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK,
N.Y. 10286
July 15, 2005

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American
Depositary
Shares
evidenced by
the American
Depositary
Receipts each
representing
thirty Ordinary
Shares of Jinhui
Holdings
Company
Limited
(Form F-6 File
No. 33-81060)


	**************************
*

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus ("Prospectus") reflecting the par value change to $0.10 in Jinhui
Holdings Company Limited of thirty
ordinary shares represented by one
American Depositary Share (the
"Ratio").

As required by Rule 424(e), the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate with
revised Par Value change to Jonhui
Holdings Company Limited.

The Prospectus has been revised to
reflect the new par value from HK$1.00
to HK$0.10.

 "EFFECTIVE May 23, 2005,
THE COMPANY'S PAR VALUE
HAS CHANGED FROM HK$1.00
TO HK$0.10."

Please contact me with any questions or
comments at 212 815-3938


Christina Quyang
Assistant Treasurer
The Bank of New York - ADR
Division



Encl.

CC: Paul Dudek, Esq. (Office of
International Corporate Finance)




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